                       AMENDMENT NO. 2 TO RIGHTS AGREEMENT

                  This AMENDMENT NO. 2 TO RIGHTS AGREEMENT (this "Amendment") is being entered into as of May 28, 1999 between The Associated Group, Inc., a Delaware corporation (the "Company"), and ChaseMellon Shareholder Services, L.L.C. (successor to Mellon Bank, N.A.) as rights agent (the "Rights Agent").

                  The Company and the Rights Agent are parties to a Rights Agreement dated as of December 14, 1994, as heretofore amended by an Amendment No. 1 thereto dated as of March 17, 1999 (as so amended, the "Rights Agreement").

                  It is proposed that the Company enter into an Agreement and Plan of Merger (the "Merger Agreement") by and among the Company, AT&T Corp., a New York corporation (the "Parent"), Liberty Media Corporation, a Delaware corporation ("Liberty"), and A-Group Merger Corp., a Delaware corporation and a wholly owned subsidiary of Parent (the "Merger Subsidiary"), pursuant to which the Merger Subsidiary will merge with and into the Company (the "Merger"), and that Parent, Liberty and certain stockholders of the Company enter into a Voting Agreement (the "Voting Agreement"), pursuant to which such stockholders agree to vote certain of their shares of Common Stock of the Company in the manner provided in the Voting Agreement.

                  Pursuant to Section 26 of the Rights Agreement, the Company and the Rights Agent may supplement or amend the Rights Agreement in accordance with the provisions of Section 26 thereof. The Company now desires to amend the Rights Agreement as set forth in this Amendment and deems such amendments to be necessary and desirable. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Rights Agreement.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreement herein set forth, the parties hereby agree as follows:

                  1. AMENDMENT OF SECTION 1(a). Section 1(a) of the Rights Agreement is hereby amended to add the following sentence at the end thereof:

                  "Notwithstanding anything in this Rights Agreement to the contrary, none of AT&T, Liberty or any of their existing or future Affiliates or Associates shall be deemed to be an Acquiring Person solely


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                  by virtue of (i) the execution of the Merger Agreement or the
                  Voting Agreement, (ii) the acquisition of Common Stock or other capital stock of the Company pursuant to the Merger Agreement or the consummation of the Merger, (iii) the consummation of the other transactions contemplated by the Merger Agreement or the Voting Agreement, (iv) the acquisition of beneficial ownership (which acquisition is in addition to and not pursuant to or in contemplation of the agreements or events referred to in the preceding clauses (i) through (iii)) by AT&T or its Affiliates or Associates (excluding Liberty and its Affiliates and Associates) of not more than an additional 10.0% of the total number of shares of Company Common Stock outstanding immediately prior to the Amendment No. 2 Effective Time, (v) the acquisition of beneficial ownership (which acquisition is in addition to and not pursuant to or in contemplation of the agreements or events referred to in the preceding clauses (i) through (iii)) by Liberty or its Affiliates or Associates (excluding AT&T and its Affiliates and Associates) of not more than an additional 4.9% of the total number of shares of Company Common Stock outstanding immediately prior to the Amendment No. 2 Effective Time or
                  (vi) any combination of the foregoing."

                  2. AMENDMENT OF SECTION 1(d). Section 1(d) of the Rights Agreement is hereby amended to add the following sentence at the end thereof:

                  "Notwithstanding anything in this Rights Agreement to the contrary, none of AT&T, Liberty or any of their existing or future Affiliates or Associates shall be deemed to be an Adverse Person solely by virtue of (i) the execution of the Merger Agreement or the Voting Agreement, (ii) the acquisition of Common Stock or other capital stock of the Company pursuant to the Merger Agreement or the consummation of the Merger, (iii) the consummation of the other transactions contemplated by the Merger Agreement or the Voting Agreement, (iv) the acquisition of beneficial ownership (which acquisition is in addition to and not pursuant to or in contemplation of the agreements or events referred to in the preceding clauses (i) through (iii)) by AT&T or its Affiliates or Associates (excluding Liberty and its Affiliates and Associates) of not more than an additional 10.0% of the total number of shares of

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                  Company Common Stock outstanding immediately prior to the
                  Amendment No. 2 Effective Time, (v) the acquisition of beneficial ownership (which acquisition is in addition to and not pursuant to or in contemplation of the agreements or events referred to in the preceding clauses (i) through (iii)) by Liberty or its Affiliates or Associates (excluding AT&T and its Affiliates and Associates) of not more than an additional 4.9% of the total number of shares of Company Common Stock outstanding immediately prior to the Amendment No. 2 Effective Time or (vi) any combination of the foregoing."

                  3. AMENDMENT OF SECTION 1(e). Section 1(e) of the Rights Agreement is hereby amended to add the following sentence at the end thereof:

                  "Notwithstanding anything in this Rights Agreement to the contrary, an Adverse Person Event shall not be deemed to have occurred solely by virtue of (i) the execution of the Merger Agreement or the Voting Agreement, (ii) the acquisition of Common Stock or other capital stock of the Company pursuant to the Merger Agreement or the consummation of the Merger,
                  (iii) the consummation of the other transactions contemplated by the Merger Agreement or the Voting Agreement, (iv) the acquisition of beneficial ownership (which acquisition is in addition to and not pursuant to or in contemplation of the agreements or events referred to in the preceding clauses (i) through (iii)) by AT&T or its Affiliates or Associates (excluding Liberty and its Affiliates and Associates) of not more than an additional 10.0% of the total number of shares of Company Common Stock outstanding immediately prior to the Amendment No. 2 Effective Time, (v) the acquisition of beneficial ownership (which acquisition is in addition to and not pursuant to or in contemplation of the agreements or events referred to in the preceding clauses (i) through (iii)) by Liberty or its Affiliates or Associates (excluding AT&T and its Affiliates and Associates) of not more than an additional 4.9% of the total number of shares of Company Common Stock outstanding immediately prior to the Amendment No. 2
                  Effective Time or (vi) any combination of the foregoing."

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                  4.   AMENDMENT OF SECTION 1(ww).  Section 1(ww) of the Rights
Agreement is hereby amended to add the following proviso at the end thereof:

                  "; provided, however, that no Triggering Event shall result solely by virtue of (i) the execution of the Merger Agreement or the Voting Agreement, (ii) the acquisition of Common Stock or other capital stock of the Company pursuant to the Merger Agreement or the consummation of the Merger, (iii) the consummation of the other transactions contemplated by the Merger Agreement or the Voting Agreement, (iv) the acquisition of beneficial ownership (which acquisition is in addition to and not pursuant to or in contemplation of the agreements or events referred to in the preceding clauses (i) through (iii)) by AT&T or its Affiliates or Associates (excluding Liberty and its Affiliates and Associates) of not more than an additional 10.0% of the total number of shares of Company Common Stock outstanding immediately prior to the Amendment No. 2
                  Effective Time, (v) the acquisition of beneficial ownership (which acquisition is in addition to and not pursuant to or in contemplation of the agreements or events referred to in the preceding clauses (i) through (iii)) by Liberty or its Affiliates or Associates (excluding AT&T and its Affiliates and Associates) of not more than an additional 4.9% of the total number of shares of Company Common Stock outstanding immediately prior to the Amendment No. 2 Effective Time or
                  (vi) any combination of the foregoing."

                  5. AMENDMENT OF SECTION 1. Section 1 of the Rights Agreement is hereby further amended to add the following subparagraphs at the end thereof:

                           (xx) "Amendment No. 2" shall mean the Amendment No. 2 to Rights Agreement dated May 28, 1999, by and between the Company and the Rights Agent.

                           (yy) "Amendment No. 2 Effective Time" shall mean the date and time the Amendment No. 2 is fully executed.

                           (zz) "AT&T" shall mean AT&T Corp., a New York corporation.

                           (aaa)  "Liberty" shall mean Liberty Media
                  Corporation, a Delaware corporation.

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                           (bbb)  "Merger" shall have the meaning set forth in
                  the Merger Agreement.

                           (ccc) "Merger Agreement" shall have the meaning set
                  forth in Section 35 hereof.

                           (ddd) "Merger Agreement Termination Time" shall mean
                  the later of (i) the date and time of termination of the Merger Agreement or (ii) the date and time of termination of the Voting Agreement.

                           (eee) "Merger Subsidiary" shall have the meaning set
                  forth in Section 35 hereof.

                           (fff) "Voting Agreement" shall mean the Voting Agreement of even date with the Amendment No. 2, to be entered into following the Amendment No. 2 Effective Time, by and between AT&T, Liberty and the stockholders of the Company listed as parties thereto.

                  6. AMENDMENT OF SECTION 3(a). Section 3(a) of the Rights Agreement is hereby amended to add the following sentence at the end thereof:

                  "Notwithstanding anything in this Rights Agreement to the contrary, a Distribution Date shall not be deemed to have occurred solely by virtue of (i) the execution of the Merger Agreement or the Voting Agreement, (ii) the acquisition of Common Stock or other capital stock of the Company pursuant to the Merger Agreement or the consummation of the Merger,
                  (iii) the consummation of the other transactions contemplated by the Merger Agreement or the Voting Agreement, (iv) the acquisition of beneficial ownership (which acquisition is in addition to and not pursuant to or in contemplation of the agreements or events referred to in the preceding clauses (i) through (iii)) by AT&T or its Affiliates or Associates (excluding Liberty and its Affiliates and Associates) of not more than an additional 10.0% of the total number of shares of Company Common Stock outstanding immediately prior to the Amendment No. 2 Effective Time, (v) the acquisition of beneficial ownership (which acquisition is in addition to and not pursuant to or in contemplation of the agreements or events referred to in the preceding clauses (i) through (iii)) by Liberty or its Affiliates or Associates (excluding AT&T and its Affiliates and Associates) of not more than an additional 4.9% of the total number of shares of Company Common Stock outstanding immediately prior to the Amendment No. 2 Effective Time or (vi) any combination of the foregoing."

                  7. AMENDMENT OF SECTION 7(a). Section 7(a) of the Rights Agreement is amended to add the following sentence at the end thereof:

                  "Notwithstanding anything in this Rights Agreement to the contrary, none of (i) the execution of the Merger Agreement or the Voting Agreement, (ii) the acquisition of Common Stock or other capital stock of the Company pursuant to the Merger Agreement or the consummation of the Merger, (iii) the consummation of the other transactions contemplated by the Merger Agreement or the Voting Agreement, (iv) the acquisition of beneficial ownership (which acquisition is in addition to and not pursuant to or in contemplation of the agreements or events referred to in the preceding clauses (i) through (iii)) by AT&T or its Affiliates or Associates (excluding Liberty and its Affiliates and Associates) of not more than an additional 10.0% of the total number of shares of Company Common Stock outstanding immediately prior to the Amendment No. 2 Effective Time, (v) the acquisition of beneficial ownership (which acquisition is in addition to and not pursuant to or in contemplation of the agreements or events referred to in the preceding clauses (i) through (iii)) by Liberty or its Affiliates or Associates (excluding AT&T and its Affiliates and Associates) of not more than an additional 4.9% of the total number of shares of Company Common Stock outstanding immediately prior to the Amendment No. 2 Effective Time or
                  (vi) any combination of the foregoing, shall constitute an event that would cause the Rights to become exercisable pursuant to the provisions of this Section 7 or otherwise."

                  8. AMENDMENT OF SECTION 11. Section 11 of the Rights Agreement is amended to add the following sentence after the first sentence of said Section:

                  "Notwithstanding anything in this Rights Agreement to the contrary, none of (i) the execution of the Merger Agreement or the Voting Agreement, (ii) the acquisition of Common Stock or other capital stock of the Company pursuant to the Merger Agreement or the consummation of the Merger, (iii) the consummation of the other transactions contemplated by the Merger Agreement or the Voting Agreement, (iv) the acquisition of beneficial ownership (which acquisition is in addition to and not pursuant to or in contemplation of the agreements or events referred to in the preceding clauses (i) through (iii)) by AT&T or its Affiliates or Associates (excluding Liberty and its Affiliates and Associates) of not more than an additional 10.0% of the total number of shares of Company Common Stock outstanding immediately prior to the Amendment No. 2 Effective Time, (v) the acquisition of beneficial ownership (which acquisition is in addition to and not pursuant to or in contemplation of the agreements or events referred to in the preceding clauses (i) through (iii)) by Liberty or its Affiliates or Associates (excluding AT&T and its Affiliates and Associates) of not more than an additional 4.9% of the total number of shares of Company Common Stock outstanding immediately prior to the Amendment No. 2 Effective Time or (vi) any combination of the foregoing, shall constitute an event of the type described in this Section 11, including without limitation, a Section 11(a)(ii) Event, or be deemed to cause the Rights to be adjusted or to become exercisable in accordance with this Section 11 or otherwise."

                  9. AMENDMENT OF SECTION 13(d). Section 13(d) of the Rights Agreement is amended to add the following sentence at the end thereof:

                  "Notwithstanding anything in this Rights Agreement to the contrary, none of (i) the execution of the Merger Agreement or the Voting Agreement, (ii) the acquisition of Common Stock or other capital stock of the Company pursuant to the Merger Agreement or the consummation of the Merger, (iii) the consummation of the other transactions contemplated by the Merger Agreement or the Voting Agreement, (iv) the acquisition of beneficial ownership (which acquisition is in addition to and not pursuant to or in contemplation of the agreements or events referred to in the preceding clauses (i) through (iii)) by AT&T or its Affiliates or Associates (excluding Liberty and its Affiliates and Associates) of not more than an additional 10.0% of the total number of shares of Company Common Stock outstanding immediately prior to the Amendment No. 2 Effective Time, (v) the acquisition of beneficial ownership (which acquisition is in addition to and not pursuant to or in contemplation of the agreements or events referred to in the preceding clauses (i) through (iii)) by Liberty or its Affiliates or Associates (excluding AT&T and its Affiliates and Associates) of not more than an additional 4.9% of the total number of shares of Company Common Stock outstanding immediately prior to the Amendment No. 2 Effective Time or
                  (vi) any combination of the foregoing, shall constitute an event of the type described in this Section 13, including without limitation, a Section 13 Event, or be deemed to cause the Rights to be adjusted or to become exercisable in accordance with this Section 13 or otherwise."

                  10. ADDITION OF SECTION 35. The Rights Agreement is hereby modified, supplemented and amended to add the following new Section 35:

                  "Section 35.  Merger With A-Group Merger Corp.

                           The Company, AT&T, Liberty and A-Group Merger Corp.,
                  a Delaware corporation and a wholly owned subsidiary of AT&T ("Merger Subsidiary"), intend to enter into an Agreement and Plan of Merger, of even date with the Amendment No. 2, to be entered into following the Amendment No. 2 Effective Time (as it may be amended from time to time, the "Merger Agreement"), pursuant to which Merger Subsidiary shall merge with and into the Company. Notwithstanding anything in this Rights Agreement to the contrary, automatically upon the Merger Agreement Termination Time (a) the last sentence of Section 1(a); (b) the last sentence of Section 1(d); (c) the last sentence of
                  Section 1(e); (d) the proviso at the end of Section 1(ww); (e) Sections 1(xx) through 1(fff); (f) the last sentence of
                  Section 3(a); (g) the last sentence of Section 7(a); (h) the second sentence of Section 11; and (i) the last sentence of
                  Section 13(d) of this Agreement shall be deemed repealed and deleted without any further action on the part of the Company or the Rights Agent; provided, however, that any such repeal or deletion shall not impair or invalidate the effectiveness of any of the aforementioned provisions mentioned in the preceding clauses (a) through (i) of this Section 35 from and including the Amendment No. 2 Effective Time through and including the Merger Agreement Termination Time. The Company shall promptly notify the Rights Agent of the Merger

                  Agreement Termination Time and, until it receives such written notification of such Merger Agreement Termination Time, the Rights Agent shall incur no liability and shall be fully protected in assuming the continued existence and effectiveness of the Merger Agreement and the Voting Agreement."

                  11. EFFECTIVENESS. This Amendment shall be deemed effective as of the date first written above, as if executed on such date. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

                  12. MISCELLANEOUS. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts to be made and performed entirely within the State of Delaware without giving effect to the principles of conflict of laws thereof. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument. If any provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  IN WITNESS WHEREOF, this Amendment has been duly executed by the Company and the Rights Agent as of the day and year first written above.

Attest:                                     THE ASSOCIATED GROUP, INC.


                                            By: /s/ Scott G. Bruce
--------------------                           --------------------------
                                               Name:  Scott G. Bruce
                                               Title: Vice President and
                                                        General Counsel

Attest:                                     CHASEMELLON SHAREHOLDER SERVICES,

                                            L.L.C., as Rights Agent

                                            By: /s/ Anita Landreau
--------------------                           -------------------------
                                               Name:  Anita Landreau
                                               Title: Assistant Vice President